As filed with the Securities and Exchange Commission on March 17, 2008

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	84-1374481
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1270 Avenue of the Americas
New York, New York 10020
(212) 356-0500
(212) 356-0536 Facsimile
(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)
_________________________________

Michael Lacovara
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1270 Avenue of the Americas
New York, New York 10020
(212) 356-0500
(212) 356-0536 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________

Please send copies of all communications to:

Kenneth S. Rose, Esq.
Morse, Zelnick, Rose & Lander, LLP
405 Park Avenue
Suite 1401
New York, New York 10022
(212) 838-5030
(212) 838-9190 Facsimile
_________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

_________________________________

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class	Amount to	Maximum	Maximum	Amount of
of Securities to be	Be	Offering Price	Aggregate	Registration
Registered(1)	Registered	Per Security	Offering Price	Fee

Common stock, $0.001 par value per share	5,970,099	$2.02(2)	$12,059,600	$473.94
Common stock, $0.001 par value per share,
underlying warrants	1,355,600	$7.00(3)	$9,489,200(3)	$372.93
Total	7,325,699		$21,548,800	$846.87

(1)	The securities registered also include such indeterminate number of shares of common stock as may be issued upon exercise of the warrants or pursuant to the antidilution provisions of the warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Rule 457(c) under the Securities Act. Reflects the average high and low sales prices of a share of common stock reported on the NASDAQ Global Market on March 14, 2008.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act based on the exercise price of the warrants - $7.00.
_________________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Dated March 17, 2008

PROSPECTUS

7,325,699 Shares

Common Stock

        This Prospectus relates to 7,325,699 shares of our common stock, which are being offered for sale by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares. The shares may be offered from time to time by the selling stockholders, their pledgees and/or donees, beginning on April 14, 2008. The shares may be offered through ordinary brokerage transactions on the Nasdaq Global Market, the principal exchange on which our common stock is listed, in the over-the-counter market or other exchanges on which our shares are traded, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The selling stockholders have not entered into any underwriting arrangement. The selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with sales of the shares.

          In connection with the underwritten offering of our common stock on October 16, 2007, each of the selling stockholders agreed not to sell or dispose of any shares of our common stock for a period of 180 days following completion of that offering without the prior consent of the managing underwriter of that offering. These lock-up agreements expire April 14, 2008.

Our common stock is listed on the NASDAQ Global Market and trades under the symbol “RODM.”

Investing in our common stock involves risk. Please read the “Risk Factors” referenced on page 4 and incorporated herein by reference for a discussion of the factors you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this pospectus is XXXXXXXXXX XX, 2008

ABOUT THIS PROSPECTUS

          In this prospectus, “Rodman,” “we,” “us,” and “our” refer to Rodman & Renshaw Capital Group, Inc., including, unless the context otherwise requires, its subsidiaries.

          You should rely only on the information contained in this prospectus including any information or documents incorporated by reference into this prospectus. We have not authorized any other person to provide you with information different than that contained in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information included in this prospectus is accurate as of any date other than the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations, cash flows and/or future prospects may have changed since that date. Information contained on, or accessible through, our website is not part of this prospectus.

          Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to our common stock if the person making the offer or solicitation is not qualified to do so or it is unlawful for you to receive such an offer or solicitation.

          No action is being taken in any jurisdiction outside the United States to permit the public offering of our common stock or possession or distribution of this prospectus. Persons who come into possession or distribution of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

FORWARD LOOKING STATEMENTS

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions. They include opinions, forecasts, projections, assumptions, guidance, expectations, beliefs or other statements that are not statements of historical fact. In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions. Forward-looking statements in this prospectus may include statements about:

  future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

  our capital requirements and the need for additional financing;

  our ability to secure new client engagements;

  our ability to successfully consummate financing and merger and acquisition transactions on behalf of our clients;

  our ability to protect our intellectual property rights and secure the right to use other intellectual property that we deem to be essential to the conduct of our business;

  the outcome of various regulatory and legal proceedings in which we are currently involved;

  the performance of any of our financial products and their potential to generate revenues;

  development of new financial products;

  our ability to execute our growth, expansion and acquisition strategies;

  current and future economic and political conditions;

  overall industry and market performance;

  competition;

  management’s goals and plans for future operations;

  the impact of increased regulatory scrutiny on future operations;

  the revenue and profit volatility stemming from our operations;

  the performance of service providers upon which our operations rely;

  the additional risks and uncertainties stemming from entry into new businesses;

  the impact of expanded corporate governance on the number of available business opportunities;

  the impact of legal liability on future operations;

  the impact of employee misconduct on future operations;

  the increased risk of financial liability and reputational harm resulting from adverse regulatory action;

  the impact of the Investment Company Act of 1940 on future operations; and

  other assumptions described in this prospectus underlying or relating to any forward-looking statements.

          The forward-looking statements in this prospectus are only predictions. Actual results could, and likely will, differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” incorporated by reference in this prospectus. No guarantee about future results, performance or achievements can be made. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

The Offering

Common stock offered by selling stockholders	7,325,699 shares(1)

Common stock outstanding before this offering	34,945,738 shares(2)

Common stock outstanding after this offering	36,301,338(3)

Use of proceeds

We will not receive any of the proceeds from the sale of shares sold under this prospectus. However, 1,355,600 shares covered by this prospectus are issuable upon exercise of the Warrants. We will receive approximately $9.5 million of proceeds if all of the Warrants are exercised.

Dividend policy

For the foreseeable future, the Board of Directors intends to follow a policy of retaining earnings for the purpose of increasing our capital to support additional growth. Accordingly, we currently do not expect to declare or pay dividends for the foreseeable future.

Listing	Our common stock is listed on the NASDAQ Global Market and trades under the symbol “RODM.”
Risk factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of certain factors that you should carefully consider before investing in our common stock.

(1)	Includes 1,355,600 shares issuable upon exercise of the Warrants.

(2)	Does not include:

•

5,278,071 shares of common stock reserved for issuance upon the exercise of outstanding options granted prior to the adoption of our 2007 Stock and Incentive Plan, at exercise prices ranging from $0.22 to $4.45 per share, having a weighted average exercise price of $3.74;

•	1,355,600 shares of common stock underlying the Warrants, which have an exercise price of $7.00 per share; and

•	3,129,762 shares of common stock available for future issuance under our 2007 Stock and Incentive Plan.

(3)	Includes 1,355,600 shares underlying the Warrants. Does not include:

•

5,278,071 shares of common stock reserved for issuance upon the exercise of outstanding options granted prior to the adoption of our 2007 Stock and Incentive Plan, at exercise prices ranging from $0.22 to $4.45 per share, having a weighted average exercise price of $3.74; and

•	3,129,762 shares of common stock available for future issuance under our 2007 Stock and Incentive Plan.

RISK FACTORS

          Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the factors discussed under “Item 1A. Risk Factors” contained in our Annual Report filed on Form 10-K for the year ended December 31, 2007, which are incorporated by reference, as well as other information contained or incorporated by reference in this prospectus. Each of these risks could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of shares of common stock offered under this prospectus. However, this prospectus covers 1,355,600 shares issuable upon exercise of the Warrants. If all of the Warrants are exercised, we will receive proceeds of $9.5 million.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 15, 2008, of each stockholder who is selling shares in this offering. Unless otherwise indicated in the footnotes to this table, based on information furnished by such stockholders, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. To our knowledge, each selling stockholder, at the time of acquiring such shares, had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profits they earn on any sale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned Before this Offering(2)		Shares Offered(3)	Common Stock Beneficially Owned After this Offering(2)
	Shares	%		Shares	%
Sam Dryden(4)	38,628	*	36,628	2,000	*
Winston Churchill(5)	255,671	*	155,671	100,000	*

*	Less than 1.0%

(1)

Under the rules and regulations of the SEC, beneficial ownership includes: (i) shares actually owned; (ii) shares underlying options and warrants that are currently exercisable; and (iii) shares underlying options and warrants that are exercisable within 60 days of the date of this prospectus. All shares beneficially owned by a particular person under clauses (ii) and (iii) of the previous sentence are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on 34,945,738 shares issued and outstanding immediately before this offering and 36,301,338 shares issued and outstanding immediately after this offering.

(3)	The selling stockholders are selling, in the aggregate, 7,325,699 shares of common stock.

(4)	Mr. Dryden is a member of our Board of Directors. Common stock beneficially owned before this offering includes 6,778 shares underlying Warrants.

(5)	Mr. Churchill is a member of our Board of Directors. Common stock beneficially owned before this offering includes 28,806 shares underlying Warrants.

Name of Beneficial Owner	Common Stock Beneficially Owned Before this Offering		Shares Offered	Common Stock Beneficially Owned After this Offering
	Shares	%		Shares	%
Visium Balanced Offshore Fund, LTD(6)	489,708	1.4%	489,708	—	—
Visium Long Bias Fund, LP(7)	138,646	*	138,646	—	—
Visium Long Bias Offshore Fund, LTD(8)	444,171	1.3%	444,171	—	—
Visium Balanced Fund, LP(9)	307,818	*	307,818	—	—
Atlas Master Fund, Ltd(10)	84,799	*	84,799	—	—
Peter & Donna Kash JTWROS(11)	36,628	*	36,628	—	—
Sub Trust f/b/o Joia Dabah U/A/D 11/01/01(12)	36,628	*	36,628	—	—
Sub Trust f/b/o Eva Dabah U/A/D 11/01/01(13)	18,315	*	18,315	—	—
Sub Trust f/b/o Chana Dabah U/A/D 11/01/01(14)	18,315	*	18,315	—	—
Sub Trust f/b/o Moshe Dabah U/A/D 11/01/01(15)	18,315	*	18,315	—	—
Sub Trust f/b/o Yaacov Dabah U/A/D 11/01/01(16)	18,315	*	18,315	—	—
Yaron Eitan(17)	155,671	*	155,671	—	—
Eli Gorovici(18)	18,315	*	18,315	—	—
Wayne B. Weisman(19)	18,315	*	18,315	—	—

(6)

Registered owner. Jacob Gottlieb has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 90,619 shares underlying Warrants.

(7)

Registered owner. Jacob Gottlieb has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 25,656 shares underlying Warrants.

(8)

Registered owner. Jacob Gottlieb has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 82,193 shares underlying Warrants.

(9)

Registered owner. Jacob Gottlieb has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 56,961 shares underlying Warrants.

(10)

Registered owner. Dmitry Balyasny has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 15,692 shares underlying Warrants.

(11)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(12)

Registered owner. Joseph G. Krusch and Gerald Modell, co-trustees, have voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(13)

Registered owner. Joseph G. Krusch and Gerald Modell, co-trustees, have voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(14)

Registered owner. Joseph G. Krusch and Gerald Modell, co-trustees, have voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(15)

Registered owner. Joseph G. Krusch and Gerald Modell, co-trustees, have voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(16)

Registered owner. Joseph G. Krusch and Gerald Modell, co-trustees, have voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(17)	Common stock beneficially owned before this offering and shares offered includes 28,806 shares underlying Warrants.

(18)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(19)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

Name of Beneficial Owner	Common Stock Beneficially Owned Before this Offering		Shares Offered	Common Stock Beneficially Owned After this Offering
	Shares	%		Shares	%
Bristol Investment Fund, Ltd.(20)	714,256	2.1%	714,256	—	—
Edward Kovalik(21)	286,247	*	73,257	212,990	*
FCC Cust. FBO Jon Bloom IRA #4701-7196(22)	73,257	*	73,257	—	—
Cranshire Capital, LP(23)	274,713	*	274,713	—	—
BB Private Equity N.V.(24)	915,713	2.6%	915,713	—	—
Cape Capital Investment Management Ltd.(25)	732,569	2.1%	732,569	—	—
Providentia Holdings Limited(26)	54,943	*	54,943	—	—
Dakota Group, LTD(27)	54,943	*	54,943	—	—
Hillswood Holdings Limited(28)	549,427	1.6%	549,427	—	—
Biovision Inc(29)	183,142	*	183,142	—	—
Republic Nominee Limited a/c 1955 for and on behalf of Republic Nominees Limited(30)	91,572	*	91,572	—	—
Republic Nominee Limited a/c 2548 for and on behalf of Republic Nominees Limited(31)	18,315	*	18,315	—	—
Kenneth S. & Linda M. Rose, JTWROS(32)	18,313	*	18,313	—	—
TAJ Ventures LLC(33)	267,933	*	54,943	212,990	*
Thomas G. Rebar(34)	18,315	*	18,315	—	—
Europa International Inc.(35)	274,713	*	274,713	—	—

(20)

Registered owner. Paul Kessler has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 132,171 shares underlying Warrants.

(21)

Common stock beneficially owned before this offering and shares offered includes 13,556 shares underlying Warrants. Common stock beneficially owned before and after this offering includes 212,990 shares underlying options currently exercisable that have an exercise price of $4.45 per share.

(22)	Common stock beneficially owned before this offering and shares offered includes 13,556 shares underlying Warrants.

(23)

Registered owner. Mitchell P. Kopin has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 50,835 shares underlying Warrants.

(24)

Registered owner. Roger Meister has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 169,450 shares underlying Warrants.

(25)

Registered owner. Jacob Tanberg has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 135,560 shares underlying Warrants.

(26)

Registered owner. Jacob Tanberg has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 10,167 shares underlying Warrants.

(27)

Registered owner. Stanley F. Buchthal has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 10,167 shares underlying Warrants.

(28)

Registered owner. Robert Haggiag has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 101,670 shares underlying Warrants.

(29)

Registered owner. Gamil George de Chadarevian has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 33,890 shares underlying Warrants.

(30)

Registered owner. Philippe Lambert has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 16,945 shares underlying Warrants.

(31)

Registered owner. Francois Carrard has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(32)	Common stock beneficially owned before this offering and shares offered includes 3,391 shares underlying Warrants.

(33)

Registered owner. Tariq Jawad has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 10,167 shares underlying Warrants. Common stock beneficially owned before and after this offering includes 212,990 shares underlying options currently exercisable that have an exercise price of $4.45 per share.

(34)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(35)

Registered owner. Fred Knoll has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 50,835 shares underlying Warrants.

Name of Beneficial Owner	Common Stock Beneficially Owned Before this Offering		Shares Offered	Common Stock Beneficially Owned After this Offering
	Shares	%		Shares	%
Knoll Capital Fund II Master Fund, LTD(36)	274,713	*	274,713	—	—
Noam Rubinstein(37)	345,771	*	73,257	272,514	*
Moshe Mana(38)	183,142	*	183,142	—	—
Donald G. Springer(39)	18,315	*	18,315	—	—
Tetloe Limited(40)	36,628	*	36,628	—	—
AdviCorp PLC(41)	183,142	*	183,142	—	—
John Baldwin(42)	18,315	*	18,315	—	—
Stuart Brister(43)	36,628	*	36,628	—	—
Hugh D. Evans(44)	9,156	*	9,156	—	—
Richard Glass(45)	18,315	*	18,315	—	—
Eric Katz(46)	36,628	*	36,628	—	—
William H. Kissam(47)	36,628	*	36,628	—	—
Grant Kletter(48)	9,156	*	9,156	—	—
Jeffrey W. Leiderman & Victoria Leiderman, JTWROS(49)	36,628	*	36,628	—	—
Daniel S. Lishansky Revocable Living Trust(50)	18,315	*	18,315	—	—
Alexander S. Ludwig(51)	9,156	*	9,156	—	—
Jeffrey B. Mogul(52)	18,315	*	18,315	—	—
Gerald E. Morris(53)	36,628	*	36,628	—	—
John Pitta(54)	36,628	*	36,628	—	—
Philip Raible and Deborah Wolfe, JTWROS(55)	18,315	*	18,315	—	—
Jonathan Stern(56)	45,785	*	45,785	—	—
Jack Levins(57)	18,315	*	18,315	—	—
I. Michael Goodman(58)	18,315	*	18,315	—	—
RPM 254 5th Av Managing Co Pension Account(59)	36,627	*	36,627	—	—

(36)	Registered owner. Fred Knoll has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 50,835 shares underlying Warrants.

(37)

Common stock beneficially owned before this offering and shares offered includes 13,556 shares underlying Warrants. Common stock beneficially owned before and after this offering includes 212,990 shares underlying options currently exercisable that have an exercise price of $4.45 per share.

(38)	Common stock beneficially owned before this offering and shares offered includes 33,890 shares underlying Warrants.

(39)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(40)

Registered owner. Simone Haggiag has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(41)

Registered owner. Andrea Mandel-Mantello has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 33,890 shares underlying Warrants.

(42)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(43)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(44)	Common stock beneficially owned before this offering and shares offered includes 1,694 shares underlying Warrants.

(45)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(46)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(47)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(48)	Common stock beneficially owned before this offering and shares offered includes 1,694 shares underlying Warrants.

(49)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(50)

Registered owner. Daniel S. Lishansky has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(51)	Common stock beneficially owned before this offering and shares offered includes 1,694 shares underlying Warrants.

(52)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(53)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(54)	Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

(55)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(56)	Common stock beneficially owned before this offering and shares offered includes 8,472 shares underlying Warrants.

(57)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(58)	Common stock beneficially owned before this offering and shares offered includes 3,389 shares underlying Warrants.

(59)

Registered owner. Abby Setareh has voting control and power of disposition over the shares. Common stock beneficially owned before this offering and shares offered includes 6,778 shares underlying Warrants.

PLAN OF DISTRIBUTION

We are registering certain shares of common stock issued pursuant to the Exchange Agreement and the shares of common stock issuable upon exercise of the Warrants issued pursuant to the Exchange Agreement to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. However, this prospectus covers 1,355,600 shares issuable upon exercise of the Warrants. If all of the Warrants are exercised, we will receive $9.5 million in proceeds. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through privately negotiated transactions;

•	through short sales;

•	through sales pursuant to Rule 144;

•	through broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved); provided that the commissions payable to, or discounts received by, any member of the FINRA shall not exceed 8% of the sale of any shares of common stock being registered pursuant to Rule 415. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. The maximum commission or discount to be received by any FINRA member or independent broker/dealer will not be greater than eight percent (8.0%) for the sale of any securities registered pursuant to this registration statement. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities in respect of the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, estimated to be $10,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for us by Morse, Zelnick, Rose & Lander, LLP, New York, New York. One of the partners of Morse, Zelnick, Rose & Lander, LLP owns 14,922 shares of our common stock and warrants to purchase an additional 3,391 shares at $7.00 per share and is a selling stockholder named in this prospectus.

EXPERTS

          Marcum & Kliegman LLP, an independent registered public accounting firm, audited the consolidated financial statements of Rodman & Renshaw Capital Group, Inc. as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 as set forth in their report dated March 14, 2008. We incorporate by reference to these financial statements in this prospectus, and in the registration statement of which this prospectus is a part, in reliance on Marcum & Kliegman LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access our filings, free of charge, on the Investor Information portion of our website located at www.rodmanandrenshaw.com, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. For more information on the Public Reference Room, please call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus. The reports and other documents we file after the date of this prospectus will update and supplement the information in this prospectus. We incorporate by reference the documents listed below and any documents we file subsequently with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act: (i) after the date of the prospectus and prior to the termination of the offering; and (ii) after the date of the initial Registration Statement and prior to effectiveness of the Registration Statement; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

          (a)      Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 14, 2008;

          (b)      Our Proxy Statement on Schedule 14A, filed on August 14, 2007;*

          (c)      Our Information Statement on Schedule 14f-1 filed on July 11, 2007; and*

*	Filed under the name Enthrust Financial Services, Inc.

          (d)      The description of our common stock in our registration statement on Form 8-A, filed on October 10, 2007, including any amendment or reports filed for the purpose of updating this description.

          You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Michael Lacovara
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1270 Avenue of the Americas
New York, New York 10020
(212) 356-0500

7,325,699 Shares

Common Stock

PROSPECTUS

XXXXX XX, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

          The following is an estimate of the fees and expenses, other than underwriting commissions and expenses, payable or reimbursable by Rodman in connection with this issuance and distribution of the securities covered by this Registration Statement, all of which will be paid by Rodman.

SEC registration fee	$850
Printing expenses	$2,500
Accounting fees and expenses	$2,500
Legal fees and expenses	$3,500
Miscellaneous other expenses	$565

Total	$10,000

Item 15. Indemnification of Directors and Officers

          Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

          Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

          We entered into indemnification agreements with each of our directors and intend to enter into indemnification agreements with each of our executive officers. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his service as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request.

          We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

          In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us with the meaning of the Securities Act against certain liabilities.

Item 16. Exhibits

Exhibits	Description
No.
2	Form of Exchange Agreement, dated as of July 10, 2007 (1)
4.1	Specimen stock certificate (2)
4.2	Form of Enthrust Common Stock Purchase Warrant (1)
4.3	Registration Rights Agreement dated July 10, 2007 (1)
5	Opinion of Morse, Zelnick, Rose & Lander, LLP
23.1	Consent of Marcum & Kliegman LLP
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (3)
24	Power of Attorney (Included in the Signature Page.)

(1)	Incorporated by reference from the Current Report on Form 8-K filed on July 11, 2007, as amended on July 18, 2007 and August 22, 2007.

(2)	Incorporated by reference from Registration Statement, File No. 333-144684, filed on Form S-1.

(3)	Included in Exhibit 5.

Item 17. Undertakings

          The undersigned Registrant hereby undertakes:

          (a)(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                    (i)          If the undersigned Registrant relies on Rule 430B:

          (A)       Each prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

          (B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

          (5)      That, for the purpose of determining liability of the undersigned Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (b)      The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on March 16, 2008.

RODMAN & RENSHAW CAPITAL GROUP, INC. By: /s/ Michael Lacovara Michael Lacovara, Chief Executive Officer

ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Lacovara and Edward Rubin and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, the following persons have signed this Registration Statement in the capacities and on March 16, 2008.

Signature	Title

/s/ MICHAEL LACOVARA	Chief Executive Officer (Principal Executive
Michael Lacovara	Officer) and Director

/s/ THOMAS C. PINOU	Chief Financial Officer (Principal Accounting
Thomas C. Pinou	Officer)

/s/ WESLEY K. CLARK	Chairman
Wesley K. Clark

/s/ MICHAEL VASINKEVICH	Vice Chairman
Michael Vasinkevich

/s/ EDWARD RUBIN	President and Director
Edward Rubin

/s/ JOHN J. BORER III	Director
John J. Borer III

/s/ SAM DRYDEN	Director
Sam Dryden

/s/ RICHARD COHEN	Director
Richard Cohen

/s/ MARVIN I. HAAS	Director
Marvin I. Haas

/s/ WINSTON CHURCHILL	Director
Winston Churchill

/s/ PETER F. DRAKE	Director
Peter F. Drake

/s/ MARK L. FRIEDMAN	Director
Mark L. Friedman